EXHIBIT 10(vii)

           UNITED DOMINION REALITY TRUST, INC. 1985 STOCK OPTION PLAN

                                    ARTICLE I

                                   DEFINITIONS

1.01 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 422A of the Code) of the Company.

1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03 Board means the Board of Directors of the Company.

1.04 Code means the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended.

1.05 Committee means the Compensation Committee of the Board.

1.06 Common Stock means the Common Stock of the Company.

1.07 Company means United Dominion Realty Trust, Inc.

1.08 Director means a member of the Board who is not employed by the Company or an Affiliate.

1.09 Director Option means an Option granted to a Director.

1.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.11 Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on the NYSE on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon.

1.12 NYSE means the New York Stock Exchange.

1.13 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock, at the price set forth in an Agreement.

1.14 Participant means an employee of the Company or an Affiliate, including such an employee who is also a member of the Board, who satisfies requirements of Article IV and is selected by the Committee to receive an Option.

1.15 Plan means the United Dominion Realty Trust, Inc. 1985 Stock Option Plan.

1.16 Stated Termination Date means the date specified in or determined pursuant to an Agreement on which the Option which is the subject of such Agreement terminates.

1.17 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II
                                    PURPOSES

The Plan is intended to assist the Company in recruiting and retaining Directors and key employees with ability and initiative by enabling Directors and employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Code, but no Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                   ARTICLE III
                                 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee, in its discretion, may accelerate the time at which any Option, other than a Director Option, may be exercised; provided, however, that no acceleration shall affect the applicability of Section 7.04 (relating to the order in which incentive stock options may be exercised) or Section 4.02 (relating to the maximum number of shares for which an incentive stock option may be exercisable in any calendar year). In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting the power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.

                                   ARTICLE IV
                                   ELIGIBILITY

4.01 General. Any employee (including an employee who is a member of the Board) of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or such Affiliate may, and each Director will, be granted one or more Options. All Options granted under the Plan shall be evidenced by Agreements that shall be subject to applicable provisions of the Plan and to such other provisions consistent with the Plan as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an option is granted) exceeding $100,000.

4.02 Grants to Employees. The Committee will designate employees to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant.

4.03 Director Options. Each Director will be granted Options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price of such Director Options will in each case be the Fair Market Value on the date of grant and will be payable only in cash. Such Director Options will be exercisable for a period of ten (10) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

In addition, on the date of his or her first being elected to the Board, a Director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value on the date of grant. The option price of such Director Options will be payable only in cash; such Director Options will be exercisable for a period of five (5) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

Notwithstanding anything to the contrary in this Section 4.03, a Director first elected to the Board pursuant to any agreement relating to the acquisition, by merger or otherwise, of assets by the Company or any Affiliate or to the sale by the Company of its securities will not be granted Options upon being first elected, but such Director will be granted Options to purchase 2,000 shares of Common Stock as provided herein upon being re-elected to the Board.

Options granted to a Director will terminate 30 days after the Director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the Director's term expires, if the Director does not stand or is not nominated for re-election or retires at that meeting. Notwithstanding the foregoing, if, at the date of such resignation or removal or at the date of such annual meeting of shareholders, as the case may be, such Director has completed at least ten (10) years of service on the Board (including, as such service, service as a director of a corporation whose assets are acquired by the Company, by merger or otherwise), Options held by such Director on such date will terminate upon the earlier of (i) the second anniversary of such date or (ii) the Termination Date of such Options.

The provisions of this Section 4.03 will control in the event of any inconsistency with other provisions of the Plan and may not be varied by the Committee in any Agreement.

                                   ARTICLE V

                            STOCK SUBJECT TO OPTIONS

The maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 4,200,000 subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.

                                   ARTICLE VI
                                  OPTION PRICE

The price per share for Common Stock purchased by the exercise of any Option granted under the Plan shall be determined by the Committee on the date the Option is granted; provided, however, that the price per share shall not be less than the Fair Market Value on the date of grant in the case of Option that is an incentive stock option, and that in the case of a Director Option the price per share shall be the Fair Market Value. In addition, the price per share shall not be less than 110% of such Fair Market Value in the case of an Option that is an incentive stock granted to a Participant who is a Ten Percent Shareholder on the date the Option is granted.

                                   ARTICLE VII
                               EXERCISE OF OPTIONS

7.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option not prescribed by the Plan may provide that it is exercisable for a period less than such maximum period.

7.02 Nontransferability. Any Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03 Employee Status. For purposes of determining the applicability of Section 422A of the Code and Section 7.01, the Board may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.04 Nonexercisability While Previously Granted Option Outstanding. No Option which is an incentive stock option and which was granted before January 1, 1987 shall be exercisable by a Participant while that Participant has outstanding (within the meaning of Subsection 422A(c)(7) of the Code) any option which was granted before the Option was granted and which is an incentive stock option to purchase stock in the Company, in a corporation that (at the time the Option was granted) was an Affiliate, or in a predecessor of any of such corporations.


                                  ARTICLE VIII
                               METHOD OF EXERCISE

8.01 Exercise. Subject to the provisions of Articles VII and X, an Option other than a Director Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan with respect to remaining shares subject to the Option.

8.02 Payment. Payment of the Option price shall be made in cash or, in the case of Options other than Director Options, a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

8.03 Shareholders' Rights. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

                                   ARTICLE IX
                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options may be granted under the Plan shall be proportionately adjusted and the terms of options shall be adjusted as the Board shall determine to be equitably required. Any determination made under this Article IX by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options.

                                    ARTICLE X
              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercised, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI
                               GENERAL PROVISIONS

11.01 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any Board member any right to continue on the Board or to confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to remove any Board member or terminate the employment of any employee at any time with or without assigning a reason thereof.

11.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XII
                                    AMENDMENT

The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of persons eligible to become Participants or (iii) otherwise materially increase the benefits accruing to Participants. Section 4.03 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XIII
                                DURATION OF PLAN

No Option may be granted under the Plan after December 31, 2002. Options granted before such date shall remain valid in accordance with their terms.

                                   ARTICLE XIV
                             EFFECTIVE DATE OF PLAN

Options may be granted under the Plan upon its adoption by the Board, provided that no Option will be effective unless the Plan is approved (at a duly held shareholders' meeting within twelve months of such adoption) by shareholders holding a majority of the Company's outstanding voting stock.